DISTRIBUTORSHIP AND MANUFACTURING AGREEMENT
                   -------------------------------------------


BETWEEN                                 CAN-AM INTERNATIONAL
                                        INVESTMENT CORP., a wholly owned
                                        subsidiary of PREMIUM CIGARS
                                        INTERNATIONAL, LTD.

                                        ("CANAM")

AND:                                    IMPERIAL TOBACCO LIMITED,
                                        ("Imperial")

RECITALS:

WHEREAS, Imperial is engaged as a wholesaler of premium cigars and related products, to which it holds, directly or indirectly certain trademarks and desires to sell certain cigar products to CANAM for distribution;

WHEREAS, also Imperial will cause to be manufactured for resale by it the said cigar products;

WHEREAS CANAM is desirous of having manufactured for it certain other cigar products for it in the future;

WHEREAS, CANAM is engaged as a wholesale distributor of premium cigars, humidors and other products to certain retail accounts worldwide and desires to secure a quality supply of cigar products for distribution in the Canadian market and potentially, the United States market.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CANAM and Imperial agree as follows:

1. Appointment. Imperial hereby appoints CANAM as a sales and service distributor in the territory (the "Territory") described in Schedule "A" attached hereto for the cigar products listed in Schedule "B" attached hereto (the "Imperial Products") upon the terms and conditions herein set forth.

2. Manufacturing. Imperial agrees to manufacture for CANAM the cigar products also listed separately at Schedule "B" hereto, (the "CANAM Products"). CANAM Products and Imperial Products shall be referred to collectively in this Agreement as the "Cigar Products". Although Schedule B does not at present list any cigars as CANAM Products, it is contemplated that CANAM will in the future propose its own brands for manufacture by Imperial.

3. The parties may by mutual consent add, modify or delete trademarks and Cigar Products from Schedule "B", and such additions and modifications will become subject to this Agreement.

*Confidential portions omitted and filed separately with the Commission.

4. Term. The term of this agreement shall commence as of the date written above and shall continue from time to time until terminated as herein provided. Without restricting the generality of the foregoing, this Agreement may be cancelled by either party at any time upon 60 days' prior written notice.

5.       Exclusivity of appointment.

         (1)  Subject  to the  provisions  herein and for the  duration  of this
         Agreement:

         (a) Imperial appoints CANAM as the exclusive official distributor of Imperial Products for the Territory and CANAM accepts such appointment;

         (b) Imperial shall approve the supply of Imperial Products by supplying them to CANAM for resale or use or both within the Territory;

         (c) Imperial grants to CANAM the right to supply Imperial Products to dealers and to other entities requiring the same for sale within the territory;

         (2) CANAM agrees that, except with the prior written consent of Imperial, it will not:

         (a) supply any of the Imperial Products outside the Territory;

         (b) ship any of the CANAM Products outside the Territory without the prior written approval of Imperial;

         (b) knowingly supply Imperial Products to any entity within the Territory for resale or use outside the Territory;

         (c) outside the Territory solicit customers for the Cigar Products nor establish or maintain branches or warehouses for delivery purposes.

6. Status of CANAM. The status of CANAM shall be that of an independent contractor and CANAM shall have no authority to assume or create any obligation whatsoever, expressed or implied, in the name of Imperial, nor to bind Imperial in any manner whatsoever. CANAM shall have no authority hereunder to enter into any contract of sale or employment on behalf of Imperial, nor to endorse Imperial's cheques, no to make allowances or adjustments on Imperial's accounts for the return of merchandise, except pursuant to written authorization of Imperial. CANAM undertakes and agrees that it will not furnish to any customer or prospective customer, any warranties, undertakings or guarantees of any nature whatsoever which may tend to involve the responsibility or liability of Imperial. If any action is brought against Imperial or its affiliates, subsidiaries, officers, directors, shareholders, representative or agents as a result of the actions of CANAM, or if any action is brought against CANAM or its affiliates, subsidiaries, officers, directors, or agents, as a result of the actions of Imperial or as a result of a defect in the Cigar Products, and if either Imperial or CANAM is required to

*Confidential portions omitted and filed separately with the Commission.

         incur costs for legal fees or court costs as a result thereof and if Imperial or CANAM loses said action or if it is determined by a court of competent jurisdiction that the actions of Imperial or CANAM were a cause of the other suffering damage, then in that event, the party causing the loss shall reimburse and indemnify the other for all damages suffered by the other, including the amount of any judgment, reasonable attorney fees and court costs.

7. Expenses. All expenses in connection with CANAM's performance of its distribution obligations in virtue of this Agreement and its activities as sales and service representative for Imperial, including but not limited to travel, automobile, salaries and supplies shall be borne by CANAM and CANAM shall be solely responsible for the payment thereof.

8. Acceptance of orders. Orders received by Imperial for the purchase of any of the Cigar Products shall not bind Imperial until accepted by it. Imperial reserves the right to accept or reject in its sole discretion any order for the purchase of any Cigar Products, which order when included with all other orders for such fiscal year would exceed by more than twenty percent (20%) the annual projected purchase orders, as determined by CANAM, for such fiscal year.

9.       Delivery.  Delivery  will be  make to  CANAM  FOB  CANAM  International
         Warehouse Unit 106-3738 North Fraser Way, British Columbia (after passing through any applicable customs office, or at such other reasonable destination which CANAM may designate from time to time), provided CANAM is registered as a collector of provincial tobacco taxes for British Columbia and provinces in which such other destination is located.

10. Risk of Loss; Insurance. Title to and risk of loss during transit, delivery and storage of the Cigar Products shall be borne by Imperial. CANAM, at its expense, shall secure and maintain comprehensive general liability insurance equal to or in excess of the purchase price for the Cigar Products shipped to CANAM by Imperial during the period of shipment. CANAM shall provide Imperial with a certificate from its insurer attesting to the existing of such insurance. Risk of loss of the Cigar Products shall pass to CANAM upon delivery of the Cigar Products to the above-mentioned warehouse.

11. Obligations of CANAM. During the currency of this agreement CANAM shall:

         (a) use its best efforts to advertise and promote the sale of the Cigar Products and to make regular and sufficient contact with the present and future customers of CANAM in the Territory;

         (b) anticipate requirements for periods designated by Imperial and order promptly when requested for the purpose of facilitating shipments at minimum transportation costs;

         (c) maintain adequate sales, warehouse and service facilities and sufficient stock of all the Cigar Products to ensure prompt service to customers;

*Confidential portions omitted and filed separately with the Commission.

         (d) provide and maintain signs identifying its place of business as a sales and service outlet of the Cigar Products in good condition and in conspicuous and appropriate locations inside and outside CANAM's place of business;

         (e) promptly comply with the terms of sale for any of the Cigar Products, as set forth herein and as set out in Imperial" sales and credit policies from time to time and promptly pay the sale price set by Imperial in effect at the time of shipment; and

         (f)  purchase   from   Imperial  a  minimum  of  *  cigars  during  any
         twelve-month period during the currency of this agreement commencing on the date of this agreement;

         (g) in particular CANAM agrees at all times and at its own expense (waiving all rights to compensation or remuneration therefor from Imperial or associate companies):

                  (i) to comply with Imperial's policies as made known from time to time to CANAM regarding business organization; sales and services policies, procedures and systems; marketing programmes; and such other requirements as Imperial may reasonably establish. A copy of the policies and programmes presently in effect are attached hereto as Schedule D, and any future policies and programmes will be communicated to CANAM from time to time by Imperial.

         (h) obtain and maintain in effect all permits, licenses, certificates and other permissions required to carry out its obligations in virtue of this Agreement, including without limiting the generality of the foregoing, obtaining and maintaining in effect its status as a tobacco tax collector in each province in which it is required to do so by law, and otherwise complying with all laws and regulations with respect to tobacco and tobacco taxes.

         (i) comply with the Excise Act and the Excise Act Regulations, particularly (ED209-2), (Art. 10) and indemnify Imperial against any loss or damage which Imperial may suffer as a result of CANAM's failure to do so.

         (j) promptly advise Imperial of the amount of and any changes in the listed retail price for Cigar Products in order that Imperial may promptly and properly advise any provincial government via the provincial tobacco tax memo of the effect of same on provincial tobacco taxes.

12. Obligations of Imperial. During the currency of this agreement, Imperial shall:

         (a) cause the Cigar Products to be manufactured;

         (b) sell to CANAM the Cigar Products upon the terms and conditions herein set forth for resale by CANAM to end users of the Cigar Products;

         (c) permit CANAM to hold itself out as an authorized sales and service outlet for the Imperial Products.

*Confidential portions omitted and filed separately with the Commission.

13. Terms and conditions of sale. The terms and conditions of any sale by Imperial to CANAM of any of the Cigar Products, including the price therefore ("Purchase Price") shall be as set out herein at Schedule "C", and as contained in the relevant sales invoice of Imperial and in Imperial's Customer Service Policy ("CSP"). In the event of any conflict between the terms and conditions contained in the relevant sales invoice of Imperial, the terms and conditions of this Agreement, the terms and conditions of Imperial's standard from sales agreement or the CSP, the terms and conditions contained in the relevant sales invoice shall prevail over the terms and conditions in the other documents and the terms and conditions in this Agreement shall prevail over the terms and conditions contained in any other documents. Notwithstanding any terms and conditions contained in any purchase order of CANAM received by Imperial, there shall be no other terms and conditions governing the sale of any of the Cigar Products by Imperial to CANAM except as herein provided. The sale price and any applicable charges shall be paid by CANAM promptly when due without any deduction or set off whatsoever. The price for the Cigar Products set out at Schedule "C" herein shall include the excise duty and the excise tax as set out in Schedule "C", and may be changed by Imperial from time to time upon 30 days' notice. CANAM shall be responsible for the payment and/or the collection of all other taxes, duties, charges, levies and assessments that may be imposed upon the Cigar Products by any governmental authority.

14. Discontinuance of Cigar Products by Imperial. Imperial reserves the right from time to time, in its absolute discretion, without thereby incurring any liability to CANAM with respect to any purchase order placed by CANAM, or otherwise, upon 60 days' notice, to discontinue or to limit its production of any Imperial Products, to terminate or limit deliveries of any Cigar Products, the production of which is so discontinued or limited, and to alter the design or the construction of any Imperial Products.

15. Disclosures. CANAM shall provide Imperial with a copy of PCI's annual financial statements including the auditor's report or accountant's comments thereon within four months next following the end of each fiscal period of PCI. CANAM shall, upon request by Imperial, furnish Imperial with such reasonable information concerning CANAM's business and operations as Imperial deems necessary from time to time.

16. Access to CANAM's premises. Upon 48 hours' notice during the currency of this Agreement, Imperial or its representatives shall be permitted free access to CANAM's premises to inspect the operations of CANAM and to satisfy itself that CANAM is conducting its business in a proper manner.

17. Foreign Accounts. Notwithstanding any other provision in this Agreement, Imperial reserves the right to sell any Imperial Products to foreign purchasers and exporters for resale outside the Territory regardless of whether or not they are located in the Territory. Imperial shall not be liable to CANAM in any way whatsoever in respect of sales made pursuant to this paragraph.

*Confidential portions omitted and filed separately with the Commission.

18. Liability of Imperial after delivery. The responsibility of Imperial for loss or damage to any of the Cigar Products ordered by CANAM shall cease upon delivery of same upon CANAM taking possession of the same at its installations and any such Cigar Products shall then be at the risk of CANAM. CANAM further agrees that it will be responsible for and prepay all transportation charges for items returned to Imperial for credit.

19.      Trademarks.

         (1) CANAM shall have the right, during the continuance of this Agreement and subject to due compliance with the provisions hereof, to use Imperial's trademarks listed in Schedule "B" hereto (the "Trademarks") in promoting the sales of Imperial Products in the Territory and for the purpose of describing itself as a distributor of the Cigar Products and, except as permitted in writing by Imperial, for no other purpose whatsoever. Imperial represents and warrants it owns the Trademark free and clear of any claims, liens or encumbrances of any third party and shall indemnify and hold harmless CANAM and PCI from any losses, damages, causes of action, costs and expenses (including without limitation attorneys fees) incurred by CANAM or PCI as a result of any claims alleging a right or interest in the Trademark.

         (2) CANAM agrees, with respect to the Trademarks, to:

         (a) comply with all instructions issued by Imperial relating to the form and manner in which the Trademarks shall be used and to discontinue immediately, upon notice from Imperial, any practice relating to the use of the Trademarks, which in Imperial's opinion would or might adversely affect the rights or interests of Imperial in the Trademarks;

         (b) submit, for the prior written approval of Imperial, all programmes, policies and campaigns relating to promotion of the Trademarks, and to cause any other person who may be authorized to use the Trademarks in virtue of article 19.2(c) to also submit programmes, policies and campaigns for prior approval;

         (c) refrain from using or permitting anyone else to use the Trademarks or the corporate name of Imperial or any of its affiliated companies, without the prior written consent of Imperial;

         (d) refrain from contesting the title of Imperial to its Trademarks or effecting any registrations thereof pursuant to the Trade-marks Act, R.S.C. 1985, c.T-13;

         (e) refrain from effecting or permitting the removal, renewal or alteration of any Trademarks, patent numbers, notices, name plates or serial numbers affixed to the Cigar Products.

20. Termination without notice. Imperial may, in its sole discretion, terminate this Agreement, without notice or delay, upon the happening of any of the following event:

         (a)  CANAM's failure to fulfill any of the quotas set out above;

*Confidential portions omitted and filed separately with the Commission.

         (b) CANAM's breach of any of the terms or conditions of this Agreement;

         (c) CANAM becoming insolvent or being unable to pay its debts as they generally become due;

         (d) CANAM making an  assignment  in  bankruptcy  or otherwise  availing
         itself  of  any   protection   afforded  by  bankruptcy  or  insolvency
         legislation; or

         (e) a receiver or trustee of CANAM being appointed, provided such appointment is not vacated within thirty days from the date of such appointment.

21. Termination on notice. Either Imperial or CANAM may terminate this Agreement, with or without cause, upon sixty days' written notice to the other of them. Imperial shall have the right to refuse to fill any orders from CANAM received during the said period of thirty days.

22.      Obligations following termination.

         (1) Upon termination of this Agreement for any reason whatsoever, CANAM shall:

         (a) reconvey and release to Imperial all rights and privileges granted by this Agreement;

         (b) return to Imperial all information or technical material given to CANAM by Imperial;

         (c) cease using Imperial's trade names and the trademarks with respect to the Imperial Products and thereafter refrain from holding itself out as an authorized sales and service outlet of Imperial;

         (d) if requested by Imperial, sell to Imperial, at the original net price paid by CANAM plus actual freight charges for delivery to Imperial, all of the Imperial Products sold by Imperial to CANAM and on hand in CANAM's place of business or in the possession or the control of CANAM at the time of termination of this Agreement and deliver same to Imperial forthwith upon request, provided however, that Imperial may reject any of the Imperial Products so delivered, which are not in first class condition; and

         (e) immediately pay all amounts owing by it to Imperial.

         (2) This paragraph shall survive the termination of this Agreement.

23. No damages on termination. Imperial shall not, by reason of the termination or cancellation of this Agreement, be liable to CANAM for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales or/on account of expenditures, investments, leases or commitments in connection with the

*Confidential portions omitted and filed separately with the Commission.

         business or goodwill of CANAM or otherwise. The limitations on damages stated above will apply equally to CANAM.

24. Opportunity to Cure Default. CANAM shall have thirty (30) days from the date of notice of default to cure any condition creating a default. If the default pursuant to this section shall be a monetary default, then all sums due and payable as of the expiration of the cure period shall bear interest at the rate of eight percent (8.0%) per annum until paid. However, if more than two monetary defaults have occurred in any one year period, CANAM shall have no right to cure its default.

25. No Cuban Tobacco or Illegal Substances. Imperial specifically represents and warrants to CANAM that no Cuban tobacco or any other component or product has been included in the Cigar Products. Imperial also represents and warrants that all Canadian laws relating to the manufacturing of the Cigar Products have been complied with an that no illegal substances are present in, transported or delivered with the Cigar Products.

26. Confidential Information. The parties recognize that as a result of their business relationship, the parties have in the past and may in the future develop, obtain or learn about Confidential Information which is the property of the other party, or which the other party is under an obligation to treat as confidential.

         (a) Agreement to Protect Confidential Information. The parties agree to use their best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and agree that they will not, during or after the period of this Agreement, use for themselves or others, or divulge to others any of the said Confidential Information which either of them may develop, obtain or learn about during or as a result of this Agreement, unless authorized to do so by the other party in writing.

         (b) Definition of Confidential Information. For the purpose of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists; financial statements or information in any form; marketing strategies; business contracts, business plans; computer software, including all rights under licenses or other contracts relating thereto; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, proprietary marketing information or know-how; books and records including lists of customers; credit reports; sales records; price lists; manuals; processes; technology; or any information or whatever nature which gives to a party an opportunity to obtain an advantage over their competitors who do not know or use it.

         (c) Injunctive Relief for Breach. In the event of a breach or threatened breach by a party and/or representatives of the provisions of this section, the other party shall be entitled to an injunction restraining the offending party from disclosing, in whole or in part, any confidential information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such confidential information in whole or in part has been disclosed. Nothing herein (illegible omission) to it for such breach or threatened breach, including the recovery of damages.

*Confidential portions omitted and filed separately with the Commission.

27. Intervention. Premium Cigars International Ltd. hereby intervenes in the present Agreement to recognize and agree that it has taken cognizance thereof, and that it agrees to be bound solidarily (jointly and severally) with CANAM for the performance by CANAM of each and every one of the obligations of CANAM hereunder. Premium Cigars International Ltd. hereby waives the benefit of discussion and advises and agrees to make the execution by CANAM and CANAM's obligations hereunder its personal affair.

28. Force majeure. In the event of an inability or failure by Imperial to manufacture, supply or ship any of the Cigar Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, mechanical, electrical or electronic breakdown or failure, labour, transportation facilities or necessary materials or supplies, default or failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act, order, legislation or regulation of any court, board, government or other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of Imperial, then Imperial shall not be liable to CANAM during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be cancelled.

29. Governing law. This Agreement shall be made and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

30. Time of the essence. Time shall be of the essence of this agreement and of each and every part hereof.

31. Notice. Any notices, consents, approvals, statements, authorizations, documents, or other communications (collectively "notices") required or permitted to be given hereunder shall be in writing, and shall be delivered personally or mailed by registered mail, postage prepaid, to the parties at their respective addresses set forth hereunder, namely:

To CANAM at:

CANAN International Investments Corp.
Unit 106-3738 North Fraser Way
British Columbia, CANADA
Facsimile:  (604) 431-7673
Attention:  Mark Jensen

*Confidential portions omitted and filed separately with the Commission.

With a copy to:

Premium Cigars International, Ltd.
15651 N. 83rd Way
Suite 3, Building C
Scottsdale, Arizona  85260
Attention:  Jim Stanley

With a copy to:
Kurt M. Brueckner
Titus, Brueckner & Berry, P.C.
7373 North Scottsdale Road
Scottsdale Centre, Suite B-252
Scottsdale, Arizona  85253
Facsimile:  (602) 483-3215

To Imperial at:

Imperial Tobacco, a division of IMASCO LIMITED
3810, St-Antoine Street
Montreal, Quebec, H4C 1B5
Facsimile:  (514) 932-6930
Attention:________________________

With a copy to:
Imperial Tobacco Limited
3810, St-Antoine Street
Montreal, Quebec, H4C 1B5
Attention:  General Counsel

or at any such other address or addresses as may be given by any of them to the other in writing from time to time. Such notices, if mailed, shall be deemed to have been given on the second business day (except Saturdays and Sundays) following such mailing, or, if delivered personally, shall be deemed to have been given on the day of delivery. If a business day, or if not a business day, the business day next following the day of delivery; provided that if such notice shall have been mailed and if regular mail service shall be interrupted by strike or other irregularity before the deemed receipt of such notice as aforesaid, then such notice shall not be effective unless delivered.

32. Non-waiver. No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

*Confidential portions omitted and filed separately with the Commission.

33. Number and gender. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine or neuter as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the appropriate number and gender.

34. Unenforceability of provisions. It is agreed that should any clause, condition or term, or any part thereof, contained in this Agreement be unenforceable or prohibited by law or by any present or future provincial or federal legislation, then such clause, condition, term or part thereof, shall be amended, and is hereby amended, so as to be in compliance with the said legislation or law but, if such clause, condition or term, or part thereof cannot be amended so as to be in compliance with any such legislation or law then such clause, condition, term or part thereof is severable from this Agreement, and all the rest of the clauses, terms and conditions or part thereof contained in this Agreement shall remain unimpaired.

35. No partnership created. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute the parties hereto partners in the conduct of any business or otherwise.

36.      Enurement.  This  Agreement  shall be  binding  upon  and  enure to the
         benefit  of  the  parties  hereto  and  their   respective   executors,
         administrators, successors and assigns.

37. Language clause. The parties have agreed that this Lease be drafted in the English language. Les parties ont convenu que le present bail soit redige en anglais.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                    "CANAM"
                                    CanAm International Investment Corp.


                                    By:___________________________________
                                    Its:__________________________________

PREMIUM CIGARS
INTERNATIONAL, LTD.                 "Imperial"
                                    Imperial Tobacco, division of Imasco Limited

By:_______________________          By:___________________________________
Its:______________________          Its:__________________________________



*Confidential portions omitted and filed separately with the Commission.

                                  SCHEDULE "A"

                                    TERRITORY


The territory covered by this Agreement is Canada.

During the term of this Agreement, CANAM may approach Imperial with a view to expanding the Territory to include the United States of America. Imperial shall consider this request and advise CANAM of its decision within a reasonable period.










*Confidential portions omitted and filed separately with the Commission.

                                  SCHEDULE "C"

                        PRICE SCHEDULE FOR CIGAR PRODUCTS

                          Sale price for Cigar Products
                               (per 1,000 cigars)



NSR                                   *
Discount                              *
Excise Duty:                          *
Excise Tax                            *
Invoice price before GST              *
Invoice price including GST           *



Payment terms are * (including GST) or * (excluding GST) - * - .* The discount (* per 1,000 cigars) will be allowed on the invoice price before including GST if payment is received at Imperial's head office within * of reception of shipment by CANAM.

All increases in excise duties or excise taxes will be passed on to CANAM and will increase the invoice price.











*Confidential portions omitted and filed separately with the Commission.

                                  SCHEDULE "D"

                      POLICIES TO BE COMPILED WITH BY CANAM











*Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT "E"

                             CUSTOMER SERVICE POLICY



         *



                          TERMS AND CONDITIONS OF SALE


         *











*Confidential portions omitted and filed
separately with the Commission.
                                       15